Exhibit 10.1

EXECUTION

AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of November 7, 2018, by and between Harbin Pharmaceutical Group Co., Ltd., a corporation incorporated in the People’s Republic of China (“Investor”), and GNC Holdings, Inc., a Delaware corporation (the “Company”). Reference is made to that certain Securities Purchase Agreement (as amended hereby, and from time to time hereafter, the “Securities Purchase Agreement”), dated as of February 13, 2018, by and between Investor (as assignee of Harbin Pharmaceutical Group Holdings Co., Ltd.) and the Company. Investor and the Company may be referred to together as the “Parties” and individually as a “Party”. Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used with the meaning so defined in the Securities Purchase Agreement.

WHEREAS, Investor and the Company are parties to the Securities Purchase Agreement; and

WHEREAS, pursuant to Section 7.5 of the Securities Purchase Agreement, Investor and the Company desire to amend, and do hereby amend, the Securities Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained in the Securities Purchase Agreement and contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.1 Representations and Warranties.

(a) Investor represents and warrants to the Company that this Amendment (i) has been duly and validly executed and delivered by Investor and (ii) assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms.

(b) The Company represents and warrants to Investor that this Amendment (i) has been duly and validly executed and delivered by the Company and (ii) assuming the due authorization, execution and delivery by Investor, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

1.2 Definitions.

(a) The following definition is hereby added to Section 1.1 of the Securities Purchase Agreement in alphabetical order with the other terms defined therein:

““Amended and Restated Stockholders Agreement” means a Stockholders Agreement substantially in the form attached hereto as Exhibit G, to be entered into by the Company and Investor at the Second Subsequent Closing.”

(b) The definition of “affiliate” in Section 1.1 is hereby amended and restated in its entirety to read as follows:

““affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control (meaning holding over 50% of the voting rights) with, the first-mentioned Person. The parties agree that no Governmental Entity shall be deemed to be an “affiliate” of either party.”

(c) The definition of “Transaction Documents” in Section 1.1 is hereby amended and restated in its entirety to read as follows:

““Transaction Documents” means this Agreement, the Escrow Agreement, the Stockholders Agreement, the Amended and Restated Stockholders Agreement, the Guarantee, the Letter of Credit, the Certificate of Designations and the Registration Rights Agreement.”

(d) The following definitions are hereby added to Section 1.2 of the Securities Purchase Agreement in alphabetical order with the other defined terms therein:

Closing Issuance	Section 2.1
Closing Purchase Price	Section 2.1
First Subsequent Closing	Section 2.3(a)
First Subsequent Closing Date	Section 2.3(a)
First Subsequent Closing Date Payment	Section 2.3(b)
First Subsequent Closing Purchase Price	Section 2.1
First Subsequent Issuance	Section 2.1
Issuance	Section 2.1
Second Subsequent Closing	Section 2.4(a)
Second Subsequent Closing Date	Section 2.4(a)
Second Subsequent Closing Date Payment	Section 2.4(b)
Second Subsequent Closing Purchase Price	Section 2.1
Second Subsequent Issuance	Section 2.1
Subsequent Closing	Section 2.4(a)

1.3 Article 2 – Purchase and Sale of Stock; Closings. Article 2 of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“ARTICLE 2

PURCHASE AND SALE OF STOCK; CLOSINGS

2.1 Issuance, Sale and Purchase of the Shares; Use of Proceeds. Subject to the terms and conditions of this Agreement, (a) at the Closing, the Company shall issue and sell to Investor, and Investor shall purchase and acquire from the Company, 100,000 shares of Convertible Preferred Stock (the “Closing Issuance”) at a purchase price of $1,000.00 per share (the “Per Share Price”) for a total purchase price of $100,000,000 (the “Closing

Purchase Price”), (b) at the First Subsequent Closing, the Company shall issue and sell to Investor, and Investor shall purchase and acquire from the Company, 50,000 shares of Convertible Preferred Stock (the “First Subsequent Issuance”) at the Per Share Price for a total purchase price of $50,000,000 (the “First Subsequent Closing Purchase Price”) and (c) at the Second Subsequent Closing, the Company shall issue and sell to Investor, and Investor shall purchase and acquire from the Company, 149,950 shares of Convertible Preferred Stock (the “Second Subsequent Issuance”; the Closing Issuance, the First Subsequent Issuance and the Second Subsequent Issuance are referred to herein from time to time as an “Issuance”, as applicable) at the Per Share Price for a total purchase price of $149,950,000 (the “Second Subsequent Closing Purchase Price”; the Closing Purchase Price, the First Subsequent Closing Purchase Price and the Second Subsequent Closing Purchase Price are referred to herein from time to time as the “Purchase Price”, as applicable). Shares of Convertible Preferred Stock to be issued pursuant to this Agreement are referred to as “Shares”. The aggregate Purchase Price for the total number of Shares to be issued at the Closing, the First Subsequent Closing and the Second Subsequent Closing shall be equal to $299,950,000 (the number of Shares multiplied by the Per Share Price). The Company shall use the proceeds for the repayment, in whole or in part, of the Indebtedness outstanding as of the Closing or the Subsequent Closings, as applicable, under the Credit Agreement, payment of fees and expenses incurred in connection with the Transactions and other general corporate purposes as may be mutually agreed by the Company and Investor.

2.2 Closing; Payment and Deliveries.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the closing (the “Closing”) of the Closing Issuance shall take place at 10:00 a.m., New York City time, on November 9, 2018, subject to the fulfillment or waiver of all of the applicable conditions set forth in Article 6 at or prior to the Closing, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, or at such other place, time or date as may be mutually agreed upon in writing by the Company and Investor (the date on which the Closing actually occurs, the “Closing Date”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) Investor shall cause a wire transfer to be made in immediately available funds to an account of the Company designated in writing by the Company in an amount (the “Closing Date Payment”) equal to the Closing Purchase Price and (ii) the Company shall deliver, or cause to be delivered, to Investor evidence from the Transfer Agent of the Closing Issuance in the name of Investor by book entry on the stock ledger of the Company (or, if Shares issued in the Closing Issuance are to be represented in certificated form, a certificate representing the Shares), with the legends contemplated by Section 5.17(d).

(c) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each of Investor and the Company shall execute and deliver the Registration Rights Agreement and the Stockholders Agreement.

2.3 First Subsequent Closing; Payment and Deliveries.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the closing (the “First Subsequent Closing”) of the First Subsequent Issuance shall take place at 10:00 a.m., New York City time, on December 28, 2018, subject to the fulfillment or waiver of all of the applicable conditions set forth in Article 6 at or prior to the First Subsequent Closing, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022; provided that such First Subsequent Closing shall occur either (i) at such earlier time or date as may be specified in writing by Investor to the Company on at least three (3) Business Days’ notice or (ii) at such other place, time or date as may be mutually agreed upon in writing by the Company and Investor (the date on which the First Subsequent Closing actually occurs, the “First Subsequent Closing Date”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the First Subsequent Closing, (i) Investor shall cause a wire transfer to be made in immediately available funds to an account of the Company designated in writing by the Company in an amount (the “First Subsequent Closing Date Payment”) equal to the First Subsequent Closing Purchase Price, and (ii) the Company shall deliver, or cause to be delivered, to Investor evidence from the Transfer Agent of the First Subsequent Issuance in the name of Investor by book entry on the stock ledger of the Company (or, if Shares issued in the First Subsequent Issuance are to be represented in certificated form, a certificate representing the Shares), with the legends contemplated by Section 5.17(d).

2.4 Second Subsequent Closing; Payment and Deliveries.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the closing (the “Second Subsequent Closing”; the First Subsequent Closing and the Second Subsequent Closing are referred to herein from time to time as a “Subsequent Closing”, as applicable) of the Second Subsequent Issuance shall take place at 10:00 a.m., New York City time, on February 13, 2019, subject to the fulfillment or waiver of all of the applicable conditions set forth in Article 6 at or prior to the Second Subsequent Closing, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022; provided that such Second Subsequent Closing shall occur either (i) at such earlier time or date as specified in writing by Investor to the Company on at least three (3) Business Days’ notice or (ii) at such other place, time or date as may be mutually agreed upon in writing by the Company and Investor (the date on which the Second Subsequent Closing actually occurs, the “Second Subsequent Closing Date”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the Second Subsequent Closing, (i) Investor shall cause a wire transfer to be made in immediately available funds to an account of the Company designated in writing by the Company in an amount (the “Second Subsequent Closing Date Payment”) equal to, at Investor’s election, either (x) the Second Subsequent Closing Purchase Price or (y) the Second Subsequent Closing Purchase Price less the Investor Termination Fee, and (ii) the Company shall deliver, or cause to be delivered, to Investor evidence from the Transfer Agent of the Second Subsequent Issuance in the name of Investor by book entry on the stock ledger of the Company (or, if Shares issued in the Second Subsequent Issuance are to be represented in certificated form, a certificate representing the Shares), with the legends contemplated by Section 5.17(d).

(c) At the Second Subsequent Closing, (i) if Investor delivers or causes to be delivered the Second Subsequent Closing Purchase Price in accordance with Section 2.4(b)(i)(x), then Investor and the Company shall deliver a joint written notice (a “Joint Release Notice”) to the Escrow Agent (pursuant to the terms of the Escrow Agreement and containing such information as is required by the Escrow Agreement) instructing the Escrow Agent to deliver the Investor Termination Fee to Investor (or its designee) by wire transfer of immediately available funds to an account of Investor (or its designee), as specified in the Joint Release Notice, and (ii) if Investor delivers or causes to be delivered the Second Subsequent Closing Date Payment in accordance with Section 2.4(b)(i)(y), then Investor and the Company shall deliver a Joint Release Notice to the Escrow Agent (pursuant to the terms of the Escrow Agreement and containing such information as is required by the Escrow Agreement) instructing the Escrow Agent to deliver the Investor Termination Fee to the Company (or its designee), by wire transfer of immediately available funds to an account of the Company (or its designee), as specified in the Joint Release Notice.

(d) Upon the terms and subject to the conditions set forth in this Agreement, at the Second Subsequent Closing, each of Investor and the Company shall execute and deliver the Amended and Restated Stockholders Agreement.”

1.4 Article 3 – Representations and Warranties of the Company.

(a) The last sentence of Section 3.3(a) of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“The Company has duly and validly executed and delivered this Agreement and will (as of the Closing or the Second Subsequent Closing, as applicable, duly and validly execute and deliver the other Transaction Documents and, assuming the due authorization, execution and delivery by Investor of this Agreement and the other Transaction Documents to which it is party, this Agreement constitutes and the other Transaction Documents will constitute (as of the Closing or the Second Subsequent Closing, as applicable) legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.”

(b) Section 3.8 of the Securities Purchase Agreement is hereby amended by deleting the words “Closing Date” and inserting, in lieu thereof, the words “Second Subsequent Closing Date.”

1.5 Article 4 – Representations and Warranties of Investor.

(a) The first sentence of Section 4.7 of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Except as received in an Issuance, none of Investor nor any of its affiliates beneficially owns any Company Common Stock.”

1.6 Article 5 – Covenants; Additional Agreements.

(a) Section 5.9 of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“5.9 Certain Notices. From and after the date of this Agreement until the earlier of the Second Subsequent Closing or the termination of this Agreement in accordance with Article 7, unless prohibited by applicable Law, each party shall give prompt notice to the other party if any of the following occur: (a) receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions; (b) receipt of any notice or other communication from any Governmental Entity in connection with the Transactions; or (c) such party becoming aware of the occurrence of any event that would reasonably be expected to prevent or delay beyond the Outside Date the consummation of the Transactions or that would reasonably be expected to result in any of the conditions to the Closing, the First Subsequent Closing or the Second Subsequent Closing, as applicable, set forth in Article 6 not being satisfied. Any such notice pursuant to this Section 5.9 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in Article 6 have been satisfied or give rise to any right of termination set forth in Article 7.”

(b) Section 5.18(a)-(b) of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a) As promptly as practicable and, in any event, no later than thirty (30) Business Days prior to each anticipated Closing Date, each of the Company and Investor shall identify its designees to the Board by written notice to the other party. The Board shall use its best efforts to cause each individual designated by the Company or Investor, as applicable, in accordance with this Section 5.18, who meets the Designee Qualifications as determined in accordance with this Section 5.18, to be appointed to the Board, effective as of the First Closing and Second Closing, as applicable. The Board shall take all necessary action to increase the number of directors on the Board to eleven (11), to be effective as of the Second Subsequent Closing. As of the Closing and subject to the qualifications and procedures set forth in this Section 5.18, the Board shall be comprised of (i) the Company’s chief executive officer, (ii) two (2) individuals who meet the Designee Qualifications designated by Investor (the “Investor Designees”), and (iii) up to seven (7) individuals who are independent Directors immediately prior to Closing and are designated by the independent Directors (the “Company Designees”). As of the Second Subsequent Closing and subject to the qualifications and procedures set forth in this Section 5.18, the Board shall be comprised of (i) the Company’s chief executive officer, (ii) five (5) Investor Designees, at least two (2) of whom must be Independent Investor Designees, and (iii) five (5) Company Designees.

(b) As promptly as practicable and, in any event, no later than thirty (30) Business Days prior to the anticipated Closing Date and the anticipated Second Subsequent Closing Date, as applicable, each of the Company and Investor shall identify its designees to the Board by written notice to the other party. The Board shall use its best efforts to cause each individual designated by the Company or Investor, as applicable, in accordance with this Section 5.18, who meets the Designee Qualifications as determined in accordance with this Section 5.18, to be appointed to the Board, effective as of the Closing and the Second Subsequent Closing, as applicable.”

(b) Section 5.18(f) of the Securities Purchase Agreement is hereby amended by deleting the word “Closing” and inserting, in lieu thereof, the words “Second Subsequent Closing” in each place such word appears therein.

1.7 Article 6 – Conditions to Closing.

(a) Sections 6.1, 6.2 and 6.3 of the Securities Purchase Agreement are hereby amended by deleting the word “Transactions” and inserting, in lieu thereof, the words “Closing Issuance” in the first sentence of each such Section.

(b) Sections 6.3(f) and 6.3(g) are hereby deleted in their entirety.

(c) A new Section 6.4 is hereby added to the Securities Purchase Agreement and shall read as follows:

“6.4 Conditions to Each Subsequent Closing Under This Agreement. The respective obligations of each party to consummate each of the First Subsequent Issuance and the Second Subsequent Issuance shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the applicable Subsequent Closing of the following conditions:

(a) No order, decree or judgment of any Governmental Entity having competent jurisdiction shall have been issued that prohibits or makes illegal such Issuance.

(b) The foreign exchange registration conducted by authorized banks under SAFE’s supervision in connection with such Issuance shall have been obtained.

(c) With respect to the Second Subsequent Closing, each member of the Board that is not a Company Designee or the CEO shall have resigned from the Board effective as of Second Subsequent Closing.

(d) With respect to the Second Subsequent Closing, the Board shall have caused each individual designated by the Company or Investor, as applicable, in accordance with Section 5.18 to be appointed to the Board, effective as of the Second Subsequent Closing.

(e) With respect to the Second Subsequent Closing, each Party shall have delivered to the other Party executed copies of the Amended and Restated Stockholders Agreement.”

1.8 Other Amendments.

(a) Sections 7.1(a), 7.1(c), 7.1(g), 7.1(h), 7.5, 7.6 and 8.5 of the Securities Purchase Agreement are hereby amended by deleting the word “Closing” and inserting, in lieu thereof, the words “Second Subsequent Closing” in each place such word appears therein.

(b) Section 7.1(d) of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(d) By either the Company or Investor if the Second Subsequent Closing shall not have occurred on or before February 13, 2019 (the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party hereto whose material breach of any of its obligations under this Agreement has been the primary cause of, or resulted in, the failure of the Second Subsequent Closing to have occurred;”

(c) Section 7.1(i) of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(i) By the Company, if (i) all of the conditions set forth in Sections 6.1, 6.3 and 6.4 (other than conditions that by their nature can only be satisfied on the Closing Date, the First Subsequent Closing Date or the Second Subsequent Closing Date, as applicable) have been satisfied, (ii) the Company has confirmed in writing that it is prepared to consummate the Closing, the First Subsequent Closing or the Second Subsequent Closing, as applicable, and (iii) Investor fails to consummate the Closing, the First Subsequent Closing or the Second Subsequent Closing, as applicable, within five (5) Business Days following delivery of such written confirmation by the Company to Investor.”

(d) Section 7.4(a)(ii)(A)(y) of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(y) all of the other conditions set forth in Article 6 have been satisfied or waived (other than conditions that by their nature can only be satisfied on the Closing Date, the First Subsequent Closing Date or the Second Subsequent Closing Date, as applicable) or”

(e) Section 8.3 of the Securities Purchase Agreement is hereby amended and restated to include the following information as the notice information for Investor.

“if to Investor:

Harbin Pharmaceutical Group Co., Ltd.

No.68, Limin West Fourth Street,

Limin Development Zone

Harbin, People’s Republic of China

Attn: Chris Chow

Email: zhoux@hayao.com

with a copy (not constituting notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Tel: (212) 596-9160

Attention: Michael R. Littenberg

Daniel Yeh

Email: Michael.Littenberg@ropesgray.com

Daniel.Yeh@ropesgray.com”

1.9 Amendments to Exhibits.

(a) Exhibit D to the Securities Purchase Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

(b) A new Exhibit G is hereby added to the Securities Purchase Agreement in the form attached hereto as Exhibit B.

1.10 No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Agreement shall remain unchanged and in full force and effect.

1.11 Miscellaneous. Sections 8.3 (as amended by this Amendment) through 8.9, of the Securities Purchase Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Amendment.

[Signatures Pages Follow]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its representative thereunto duly authorized all as of the date first written above.

GNC HOLDINGS, INC.

By:	/s/ Kevin G. Nowe

Name: Kevin G. Nowe Title: Senior Vice President and Chief Legal and Compliance Officer

HARBIN PHARMACEUTICAL GROUP CO., LTD.

By:	/s/ Hsing Chow

Name: Hsing Chow
Title: Authorized Signatory